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                                                                   Exhibit 10.22

                               SECURITY AGREEMENT

                                                                January 30, 2003
Millennium Cell Inc.
1 Industrial Way West
Eatontown, New Jersey  07724
(Individually and collectively "Debtor")

Wachovia Bank, National Association
190 River Road
Summit, New Jersey  07901
(Hereinafter referred to as "Bank")

For value received and to secure payment and performance of any and all obligations of Debtor (also referred to herein as "Borrower") to Bank under the one or more Applications and Agreements for Irrevocable Standby Letter of Credit pursuant to which Debtor has requested Bank issue one or more letters of credit in the aggregate face amount of $8,500,000 for the benefit of Pine Ridge Financial, Inc. ("Pine Ridge"), however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon, and for security purposes assigns and transfers to Bank until all of the Obligations are repaid in full, the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, "Collateral"):

Deposit account number XXX of Debtor at Bank and all monies at any time on deposit therein ("Assigned Deposits").

Debtor hereby represents and agrees that:

1. OWNERSHIP. Debtor owns the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to and approved by Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved by Bank. Until all of the Obligations are repaid in full and subject to Section 7 hereof, Bank shall have the entire right and interest in and to the Assigned Deposits. By executing this Security Agreement, Debtor has divested itself of all control over the Assigned Deposits and Bank is entitled to and does possess sole dominion and control over the Assigned Deposits and is entitled to receive the benefits accruing with respect thereto as additional security for the Obligations. Debtor surrenders all authority or right to withdraw, collect, receive the benefits of, or otherwise assign or encumber the Assigned Deposits, and authorizes Bank (and each affiliate and branch office of Bank or such affiliate) to treat Bank as the sole and exclusive owner of the Assigned Deposits held subject to the terms hereof for the benefit of Debtor. Upon the maturity of the Assigned Deposits, other than Assigned Deposits at Bank that automatically roll over at maturity, Bank shall reinvest the Assigned Deposits in an investment of Bank's choice. Bank shall have no liability to Debtor for any loss incurred in connection with or arising out of any such reinvestment except for loss resulting from Bank's gross negligence or willful misconduct. The assignment evidenced by this Security Agreement is a continuing one and, unless released to Debtor pursuant to Section 7 hereof, is irrevocable so long as any of the Obligations are outstanding or the Bank shall have any obligations under the Loan Documents and shall terminate only upon payment or other satisfaction in full of all Obligations or Bank's acknowledgment in writing that this Security Agreement has been terminated. Upon termination of this Security Agreement, and to the extent the Assigned Deposits have not been applied in satisfaction of the Obligations or released to Debtor pursuant to
Section 7 hereof, Bank shall reassign the Assigned Deposits to Debtor and return any passbooks, certificates, and other documents in Bank's possession at Debtor's request. All securities and security entitlements


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pledged as Collateral are fully paid and non-assessable. All income, dividends, earnings and profits with respect to the Collateral shall be reported for state and federal income tax purposes as attributable to the Debtor and not Bank and Third Party (as defined herein), and Bank or any other person authorized to report income distributions, is authorized to issue IRS Forms 1099 indicating Debtor as the recipient of such income, earnings and profits.

2. NAME AND OFFICES; JURISDICTION OF ORGANIZATION. The name and address of Debtor appearing at the beginning of this Agreement are Debtor's exact legal name and the address of its chief executive office. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years or such lesser time as Debtor shall have been in business preceding the date hereof except as disclosed in filings with the Securities and Exchange Commission and as previously reported in writing to Bank. Debtor has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor is organized under the laws of the State of Delaware and has not changed the jurisdiction of its organization within the five years or such lesser time as Debtor shall have been in business preceding the date hereof except as previously reported in writing to Bank.

3. TITLE/TAXES. Debtor has good title to Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or otherwise dispose of the Collateral (except as permitted herein). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.

4. WAIVERS. Debtor agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral. Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral. All rights of Bank and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; (iii) any exchange, release or non-perfection of any collateral, or any release of or modifications of the obligations of any guarantor or other obligor; (iv) any amendment or waiver of or consent to departure from any Loan Document or other agreement. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

5. NOTIFICATIONS; LOCATION OF COLLATERAL. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor's chief place of business and/or residence; (ii) Debtor's name or identity; (iii) Debtor's corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized. In addition, Debtor shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

6. FINANCING STATEMENTS, POWER OF ATTORNEY. No financing statement (other than any filed or approved by Bank) covering any Collateral is on file in any public filing office. On request of Bank,


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Debtor will execute one or more financing statements in form satisfactory to
Bank and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Bank is authorized to file financing statements relating to Collateral without Debtor's signature where authorized by law. Debtor hereby constitutes and appoints Bank the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement, including, without limitation, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts which may be or become due and payable under the Assigned Deposits; to execute any and all withdrawal requests, receipts or other orders for the payment of money drawn on the Assigned Deposits and to endorse the name of Bank on all instruments given in payment or in partial payment therefor; and to complete, execute, and deliver Control Agreement(s) by Bank, Debtor and Third Party(ies) required in connection herewith (individually and collectively the "Control Agreement"), instructions to Third Party(ies) regarding, among other things, control and disposition of any Collateral, and endorsements desirable for transfer or delivery of any Collateral, registration of any Collateral under applicable laws, retitling any Collateral, receipt, endorsement and/or collection of all checks and other orders for payment of money payable to Debtor with respect to Collateral. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Bank as attorney-in-fact. Debtor agrees to take such other actions, at Debtor's expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure Bank's intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank. Upon Bank's request, Debtor will, at its own expense: (i) do all things determined by Bank to be desirable to register such Collateral or qualify for an exemption from registration, under the provisions of all applicable securities laws, and (ii) otherwise do or cause to be done all other acts and things as may be necessary to make the sale of the Collateral valid, binding and in compliance with applicable law.

7. VALUE REQUIREMENT. The amount of the Assigned Deposits shall at all times be in an amount not less than the aggregate amount available for drawing under all outstanding letters of credit issued by Bank for the account of Debtor and for the benefit of Pine Ridge (the "Minimum Deposit Value"). If at any time the Minimum Deposit Value falls below this amount, Debtor shall within 3 business days, deliver additional cash Collateral to Bank in an amount sufficient to restore the Minimum Deposit Value to the required amount. As the outstanding face amount of any such letters of credit is reduced as provided therein and provided no Default has occurred and is then continuing, upon written request of Debtor contained in a Certificate of Reduction, Bank shall permit amounts on deposit in the Assigned Deposits to be withdrawn by Debtor provided that after giving effect to such withdrawal the Minimum Deposit Value is maintained. In addition, on a quarterly basis and so long as no Default has occurred and is then continuing, the Bank shall permit Debtor to withdraw interest earned on the Assigned Deposits provided that, after giving effect to such interest withdrawal, the Minimum Deposit Value is maintained.

8. INSTRUMENTS, CHATTEL PAPER, DOCUMENTS. Any Collateral that is instruments, chattel paper and negotiable documents will be properly assigned to, the originals of any such Collateral in tangible form deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to Collateral, but shall have no duty to do so.

9. WITHDRAWAL OF ASSIGNED DEPOSITS. Debtor shall not be permitted to withdraw funds from or exercise any authority of any kind with respect to the Assigned Deposits except as provided in Section 7 hereof. Bank shall have the exclusive authority to withdraw, or direct the withdrawal of, funds from the Assigned Deposits. Upon any payment by Bank under any letter of credit, Bank is hereby authorized to reimburse such payment by withdrawal of the necessary amount from the Assigned


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Deposits. Notwithstanding the foregoing, Debtor's obligation to reimburse Bank for any payment made by Bank under any letter of credit shall be absolute and unconditional whether or not there are sufficient funds available in the Assigned Deposits to reimburse Bank for any such payment and whether or not Bank is able, for any reason, to be so reimbursed. So long as this Agreement remains in effect, the Assigned Deposits will be titled as directed by Bank.

10. COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral, (iii) failure to ascertain, notify Debtor of, or take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the Collateral, or failure to notify any party hereto that Collateral should be presented or surrendered for any such reason. Debtor acknowledges that Bank is not an investment advisor or insurer with respect to the Collateral; and Bank has no duty to advise Debtor of any actual or anticipated changes in the value of the Collateral. Bank's sole duty with respect to the custody, safekeeping and physical preservation of any certificate, passbook, or other documentation evidencing the Assigned Deposits in its possession shall be to deal with it in the same manner as it deals with similar property for its own account. Neither Bank, nor any of its employees or agents shall be liable for failure to demand, collect, or realize upon any of the Assigned Deposits or for any delay in doing so.

11. TRANSFER OF COLLATERAL. Bank may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

12. INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, during regular business hours and after reasonable notice at Debtor's expense, to inspect, audit, and examine the Collateral and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor's business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request.

13. ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

14. DEFAULT. If any of the following occurs, a default ("Default") under this Security Agreement shall exist: LOAN DOCUMENT DEFAULT. A default or event of default (or similarly denominated term) under any Loan Document. COLLATERAL ENCUMBRANCE. Any encumbrance of any Collateral not specifically permitted herein without prior written consent of Bank. LEVY, SEIZURE OR ATTACHMENT. The making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days. UNAUTHORIZED COLLECTION OF COLLATERAL. Any attempt to collect, cash in or otherwise recover deposits that are Collateral. UNAUTHORIZED TERMINATION. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement or any Control Agreement without the prior written consent of Bank.

15. REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs, all of the Obligations shall be immediately due and payable, without notice, other than Obligations under any swap agreements (as defined in 11 U.S.C. Section 101) with Bank, which shall be governed by the default and


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termination provisions of said swap agreements, and Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Bank shall have the following rights and remedies:
(i) to take immediate possession of Collateral, without notice or resort to legal process, (ii) to exercise its right of set-off or bank lien as to any monies of Debtor deposited in accounts of any nature maintained by Debtor with Bank or affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iii) to dispose of Collateral in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) (iv) to apply toward and set-off against and apply to the then unpaid balance of the Obligations the Assigned Deposits (accelerated to maturity if necessary), even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits; (v) to receive any interest or payments in respect of the Assigned Deposits and apply such amounts and the Assigned Deposits to the Obligations in such manner as Bank, in its sole discretion, may determine. In addition to the foregoing, Bank shall be authorized to: transfer into Bank's name or the name of its nominee, all or any part of the Collateral; receive all interest, dividends, and other proceeds of the Collateral; notify any person obligated on any Collateral of the security interest of Bank therein and require such person to make payment directly to Bank; demand, sue for, collect or receive the Collateral and any proceeds thereof, and/or make any settlement or compromise as Bank deems desirable with respect to any Collateral; and exercise any voting, conversion, registration, purchase or other rights of an owner, holder or entitlement holder of the Collateral. Debtor agrees that Bank may exercise its rights under this Security Agreement without regard for the actual or potential tax consequences to Debtor under federal or state law and without regard to any instructions or directives given Bank by Debtor.

Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Bank sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

16. REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

17. MISCELLANEOUS. (i) AMENDMENTS AND WAIVERS. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) ASSIGNMENT. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Security Agreement shall be governed by and construed under the law of the jurisdiction named in the address of the Bank first shown above (the "Jurisdiction") without regard to that Jurisdiction's conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) JURISDICTION. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the Jurisdiction in which


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the office of Bank as stated above is located. (v) SEVERABILITY. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) NOTICES. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) CAPTIONS. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa.
(viii) JOINT AND SEVERAL LIABILITY. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder.
(ix) BINDING CONTRACT. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

18. DEFINITIONS. LOAN DOCUMENTS. The term "Loan Documents" refers to all documents, including this Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Debtor or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, applications and agreements for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. Section 101). THIRD PARTY. The term "Third Party" means each and every Broker, Collateral Agent or Securities Intermediary maintaining a securities account, and acting in such capacity, for Debtor with respect to some or all of the Collateral. UCC. "UCC" means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction. TERMS DEFINED IN THE UCC. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the UCC.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.

                               Millennium Cell Inc.
                               Taxpayer Identification Number: XXXXXXXXXXXXX

                               By: /s/ Norman R. Harpster, Jr.(SEAL)
                                   --------------------------------------------
                                   Name:  Norman R. Harpster, Jr.
                                   Title: VP, International Business Management
                                          CFO, Corporate Secretary


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                                SCHEDULE A TO UCC

Schedule A to UCC from Millennium Cell Inc. ("Debtor") and for the benefit of Wachovia Bank, National Association ("Secured Party").

The following described property whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof.

Description of Collateral:

Deposit account number XXXX of Debtor at Secured Party and all amounts at any time on deposit therein ("Assigned Deposits").

Any term which is defined in the Uniform Commercial Code (UCC) has the meaning given to the term in the UCC.


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      PAYER'S REQUEST FOR TAXPAYERS IDENTIFICATION NUMBER AND CERTIFICATION

Account Name  Millennium Cell Inc.
Address       1 Industrial Way West
              Eatontown, New Jersey 07724

                                 W-9 Substitute

Taxpayer Identification Number:  XXXX

Check this box if you are not subject to backup withholding under the
provisions of Section 3406(a)(1)(C) of the Internal Revenue Code             [ ]

Check this box if you qualify as a Non-Resident Alien                        [ ]

Date

Certification- Under penalties of perjury, I certify that the information provided on this form is true, correct and complete.

                              Signature: /s/ Norman R. Harpster, Jr.
                                         --------------------------------------
                              Print name: Norman R. Harpster Jr.
                                          -------------------------------------
                                          VP, International Business Management
                                          CFO, Corporate Secretary


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